UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2005

TEXEN OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-33193

(Commission File Number)

88-0435904

(IRS Employer Identification No.)

2401 Fountain View Drive, Houston, Texas 77070

(Address of principal executive offices and Zip Code)

(713) 782-5758

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Effective May 17, 2005, Texen Holdings LLC, an entity controlled by D. Elroy Fimrite, the Registrant’s President, has acquired an aggregate of 47,165,664 of the Registrant’s common shares from one of the Registrant’s directors, Tatiana Golovina, in consideration for the issuance of a promissory note with a value of $3,500,000. The promissory note does not bear interest and is due and payable on September 30, 2005. As a result of the acquisition, Texen Holdings LLC holds 47,165,664 common shares, representing 47.95% of the Registrant’s issued and outstanding common shares.

Item 5.02 Departure of Directors or Principal Officers.

Effective May 18, 2005, the Registrant received the resignations of two of its directors, Tatiana Golovina and David Michael Sims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXEN OIL & GAS, INC.

By: /s/ D. Elroy Fimrite

D. Elroy Fimrite

President and Chief Executive Officer

Date: May 18, 2005